COMMERCIAL REGISTER OF CANTON BASEL-CITY

Identification number	Legal status	Entry	Cancelled	Carried CH-270.3.002.061-2 from: on:	1
CHE-103.867.266	**Limited or Corporation**	01.03.1996			

All entries

In	Ca	Business name	Ref	Legal seat
1		**Novartis AG**	1	Basel
1	2	~~(Novartis SA) (Novartis Ltd)~~		
2		(Novartis SA) (Novartis Inc.)		

CHE-103.867.266	**Novartis AG**	**Basel**	**7**

All entries

In	Mo	Ca	Personal Data	Function	Signature
44			Mager, Knut, deutscher Staatsangehöriger, in Basel		joint signature at two
	51		Heynen, Bruno, von Bellach und Ausserberg, in Solothurn		joint signature at two